UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 9, 2009
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    On April 9, 2009, Vineyard National Bancorp (the “Company”) received a letter from NYSE Amex LLC (the “Exchange”) advising the Company that the Exchange intends to suspend trading in the Company’s 7.5% Series D Noncumulative Preferred Stock (“Preferred Stock”), apply to the Securities and Exchange Commission ("SEC") to delist the Preferred Stock and truncate the procedures regarding continued listing evaluation and follow-up as specified in Section 1009 of the NYSE Amex LLC Company Guide. The staff of the Exchange's Corporate Compliance Department determined that the Company is not in compliance with certain of its continued listing standards, resulting from the failure of the Company to timely file its Annual Report on Form 10-K for the year ended December 31, 2008 , the low market capitalization of the Company's publicly traded securities and the Company's liquidity position as described in the Company's Form 12b-25 notification of late filing filed with the SEC on April 1, 2009.

A copy of the press release issued by the Company announcing receipt of the Exchange letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Vineyard National Bancorp dated April 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: April 15, 2009	By:	/s/ James G. LeSieur III
James G. LeSieur III
Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Vineyard National Bancorp dated April 15, 2009.